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                                                                  Exhibit 10.42

                            FOURTH AMENDMENT TO LEASE

         THIS AMENDMENT made this 24th day of June, 1998, by and among 1430 L.L.C., successor in interest to West Peachtree Point Partners L.P. (The Landlord), and Mindspring Enterprises, Inc., a Georgia Corporation (The Tenant).

         WHEREAS, by Agreement of Lease ("The Lease") dated August 11, 1995, amended February 6, 1996 ("The First Amendment"), amended September 25, 1996 ("The Second Amendment"), amended February 10, 1997 ("The Third Amendment"), Landlord leased to Tenant that certain Premises known as Suite 400 located in the building ("The Building"), now situated on the property at 1430 West Peachtree Street, Atlanta, Fulton County, Georgia.

         NOW, THEREFORE, in consideration of the Premises and the additional terms and conditions set forth below, Landlord and Tenant hereby agree to amend said Lease as follows:

1. FOURTH EXPANSION PREMISES. Landlord does hereby rent and lease to Tenant and Tenant does hereby rent and lease from Landlord for general office use reasonable and customary in Atlanta, Georgia, the space described below together with the non-exclusive right to use the common areas (as the same may from time to time be changed by Landlord) in common with all other Tenants of the Building and their licensees and invitees and in common with any other parties permitted by Landlord to use such areas, 17,998 rentable square feet of space located on the first, second and fifth floors of that certain building consisting of approximately 68,987 rentable square feet and commonly known as 1430 West Peachtree, Atlanta, Georgia, said space to be located as shown on the floorplans attached hereto as "Exhibit A-4" and made a part hereof by reference.

2. RENT. Tenant shall pay to Landlord, c/o RB Management Services at 3475 Lenox Road, Suite 800, Atlanta, Georgia 30326 or at such other place as Landlord shall designate in writing to Tenant, annual base rent in an amount equal to $238,473.50, payable in equal monthly installments of $19,872.79, due on the first day of each calendar month, in advance, without abatement, demand, deduction, or offset whatsoever, except as provided in Article 10 herein.

3. TERM. The term for the Fourth Expansion Premises shall be forty-eight (48) months, and shall commence on July 15, 1998 ("The Commencement Date") and shall terminate at noon on July 14, 2002 ("The Expiration Date"). Should Tenant not occupy a portion of the Fourth Expansion Premises, due to Landlord's inability to relocate the existing tenants located on the fifth floor of the Building, then the monthly rental shall be prorated based upon actual square footage available to Tenant to occupy. Landlord shall have ninety (90) days from the Commencement Date to make best efforts to provide for Tenant to occupy all space

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located on the fifth floor. After ninety (90) days, should Tenant not be able to occupy a portion of the fifth floor of the Fourth Expansion Premises, due to existing tenants still located on the floor, Tenant shall have the option to occupy within thirty (30) days thereafter any reasonable portion of other space available in the Building, or mutually agree with Landlord to modify the Fourth Amendment to reflect the square footage Tenant occupies.

4. ESCALATION. Landlord and Tenant agree that the Base Rental set forth in Paragraph 3 above shall be increased annually by four percent (4%) on each anniversary date of the commencement date.

5. RELOCATION OF EXISTING TENANT. Landlord and Tenant acknowledge the existing tenants in Suites 503, 504, 506, 508, and 512 will be required to relocate to accommodate this fourth expansion of Tenant's Premises. Tenant acknowledges it will be responsible to pay all relocation costs associated with relocating the existing tenants located on the fifth floor listed above, exclusive of any Tenant Improvement costs associated with the existing tenants' new premises.

It is assumed that an average relocation cost will be $3.00 per rentable square foot. If the actual relocation is more than $3.00 per rentable square foot, Tenant will have the option to direct Landlord not to relocate the existing tenant, and Landlord and Tenant agree to modify the Fourth Amendment to reflect the square footage Tenant occupies, as above described in Article 3.

Landlord also agrees that provided funds are available in Tenant's Tenant Improvement Allowance, that these funds may be used to fund existing tenant's relocation costs.

6. TENANT IMPROVEMENT. Landlord agrees to furnish Tenant a Tenant Improvement Allowance of $3.00 per occupied rentable square foot. Should Tenant occupy any available space in the Building with less than forty-eight (48) months of Term remaining, the Tenant Improvement Allowance shall be prorated to reflect the shortened term.

7. PARKING. Paragraph #33, Sub-Paragraph J of the original Lease Agreement dated August 11, 1995, and Paragraph #6 of the First Amendment dated February 6, 1996, and Paragraph #5 of the Second Amendment dated September 25, 1996, are hereby deleted in their entirety and replaced with the following:

 Landlord will provide Tenant with a parking ratio of two parking permits per 1,000 rentable square feet of space occupied by Tenant at the Building. Tenant shall pay Landlord the sum of Thirty and 00/100 Dollars ($30.00) per parking permit per month for use of said permits. Landlord may raise the cost of said permits if the owners of comparable parking lots raise the costs of their permits above $30.00 per

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permit per month.

8. EXPANSION AND CANCELLATION OPTION. Paragraph #35E of the original Lease Agreement dated August 11, 1995, and Paragraph #9 of the First Amendment dated February 6, 1996 and Paragraph #7 of the Second Amendment dated September 25, 1996 and Paragraph #6 of the Third Amendment dated February 10, 1997 are hereby deleted in their entirety.

9. RIGHT OF REFUSAL. Paragraph #35, Sub-Paragraph A of the original Lease Agreement dated August 11, 1995, is hereby amended to include any portion of the available space on the sixth floor of the Building (the "Option Area").

10. CAPITAL IMPROVEMENTS. The following list of' improvements are scheduled to be completed within twelve (12) months of Mindspring occupying their fourth expansion space. Should these items not be completed in the twelve (12) month time period, Mindspring will have a right to deduct five percent (5%) from the Fourth Expansion Premises monthly rental for each item, until such time each item is completed.

     HVAC: Auto change-over HVAC controls.

     Security: Installation of a card key access system for the building.

     Elevators: Elevators to be brought up to substantial code compliance with respect to life safety and ADA compliance.

11. When the Premises as defined in the original Lease Agreement dated August 11, 1995, amended February 6, 1996 ("The First Amendment"), amended September 25, 1996 ("The Second Amendment"), amended February 10, 1997 ("The Third Amendment"), is relinquished to Landlord on March 31, 2001, Landlord acknowledges and agrees that Tenant's remaining 17,998 square feet of Premises shall be contiguous and that the Premises described in the Fourth Amendment shall need to be redefined by mutual agreement between Landlord and Tenant.

12. Landlord and Tenant acknowledge Tenant's notification of its renewal according to Paragraph 34 of the Lease, Paragraph 8 of the First Amendment, Paragraph 6 of the Second Amendment, and Paragraph 5 of the Third Amendment.

         EXCEPT as herein specifically provided all terms and conditions of the original Lease dated August 11, 1995, amended February 6, 1996, amended September 25, 1996, amended February 10, 1997, shall remain the same.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

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Signed, Scaled and Delivered in the Presence of

                                     LANDLORD: 1430 L.L.C.


/s/ [signature illegible]              By: /s/ [signature illegible]    CEO
---------------------------              ----------------------------------
Witness




/s/ [signature illegible]
---------------------------
Notary Public

                                      TENANT:  MINDSPRING ENTERPRISES,
                                      INC.


/s/ Kimberly Adamson                            By: /s/ [signature illegible]
----------------------------                      ----------------------------
Manager, Facilities &                           Vice President, Human Resources
 Admin. Services



------------------------------
Notary Public